Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-135055, 333-157507, 333-161243  and 333-163743) and Form S-8 (Nos. 333-98379, 333-127018 and 333-167698) of Berry Petroleum Company of our report dated February 28, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 28, 2012